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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Old Mutual (US) Holdings, Inc.:

We consent to the use of our report dated June 30, 2014, except as to Footnote 16 and the pro forma earnings per share information in the Consolidated Statement of Operations, which is as of September 23, 2014, and Footnote 1, which is as of October 2, 2014, with respect to the consolidated balance sheets of Old Mutual (US) Holdings, Inc. and subsidiaries (d/b/a Old Mutual Asset Management), as of December 31, 2013 and 2012, and the related consolidated statements of operations, comprehensive income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2013, incorporated herein by reference and to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the prospectus.

/s/ KPMG LLP

Boston, MA
October 3, 2014

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM